Exhibit 99.(m)(i)(a)

SCHEDULE A

to the

Distribution and Service Plan

as amended and restated January 4, 2024

Fund	Fee Rate (per Annum of the Average daily net assets of the Fund)	Commencement Date
AllianzIM U.S. Large Cap Buffer10 Apr ETF	0.25%	May 31, 2020
AllianzIM U.S. Large Cap Buffer20 Apr ETF	0.25%	May 31, 2020
AllianzIM U.S. Large Cap Buffer10 Jul ETF	0.25%	June 30, 2020
AllianzIM U.S. Large Cap Buffer20 Jul ETF	0.25%	June 30, 2020
AllianzIM U.S. Large Cap Buffer10 Oct ETF	0.25%	Sept. 30, 2020
AllianzIM U.S. Large Cap Buffer20 Oct ETF	0.25%	Sept. 30, 2020
AllianzIM U.S. Large Cap Buffer10 Jan ETF	0.25%	Dec. 31, 2020
AllianzIM U.S. Large Cap Buffer20 Jan ETF	0.25%	Dec. 31, 2020
AllianzIM U.S. Large Cap Buffer10 Nov ETF	0.25%	Oct. 31, 2022
AllianzIM U.S. Large Cap Buffer20 Nov ETF	0.25%	Oct. 31, 2022
AllianzIM U.S. Large Cap Buffer10 Dec ETF	0.25%	Nov. 30, 2022
AllianzIM U.S. Large Cap Buffer20 Dec ETF	0.25%	Nov. 30, 2022
AllianzIM U.S. Large Cap Buffer10 Feb ETF	0.25%	Jan. 31, 2023
AllianzIM U.S. Large Cap Buffer20 Feb ETF	0.25%	Jan. 31, 2023
AllianzIM U.S. Large Cap Buffer10 Mar ETF	0.25%	Feb. 28, 2023
AllianzIM U.S. Large Cap Buffer20 Mar ETF	0.25%	Feb. 28, 2023
AllianzIM U.S. Large Cap Buffer10 May ETF	0.25%	Apr. 28, 2023
AllianzIM U.S. Large Cap Buffer20 May ETF	0.25%	Apr. 28, 2023
AllianzIM U.S. Large Cap Buffer10 Jun ETF	0.25%	May 31, 2023
AllianzIM U.S. Large Cap Buffer20 Jun ETF	0.25%	May 31, 2023
AllianzIM U.S. Large Cap Buffer10 Aug ETF	0.25%	July 31, 2023
AllianzIM U.S. Large Cap Buffer20 Aug ETF	0.25%	July 31, 2023
AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.25%	Aug. 31, 2023
AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.25%	Aug. 31, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF	0.25%	Dec. 31, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF	0.25%	Sept. 30, 2021

AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 Mar/Sep ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Floor5 Jan/Jul ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Floor5 Apr/Oct ETF	0.25%	December 29, 2023
AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF	0.25%	December 31, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF	0.25%	January 31, 2025*
AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF	0.25%	February 28, 2025*
AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF	0.25%	March 28, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped May ETF	0.25%	April 30, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF	0.25%	May 31, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF	0.25%	June 28, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF	0.25%	July 31, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF	0.25%	August 30, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF	0.25%	September 30, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF	0.25%	October 31, 2024*
AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF	0.25%	November 29, 2024*

*	Anticipated